SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) ofthe
Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):   July 18, 2003

Georgia Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Georgia	333-74710	58-2646154
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

2008 Highway 54 West, Fayetteville, Georgia 30214
(Address of principal executive offices) (Zip Code)

        Registrant’s telephone number, including area code:   (770) 631-1114

Not Applicable
(Former name or former address, if changed since last report.)

Item 9. Regulation FD Disclosure.

On July 18, 2003, Georgia Bancshares, Inc., holding company for The Bank of Georgia, issued a press release announcing its financial results for the second quarter ended June 30, 2003. A copy of the press release is attached hereto as Exhibit 99.1.

Item 12. Results of Operations and Financial Condition.

Pursuant to interim guidance issued by the Securities and Exchange Commission relating to Item 12 filing requirements, the Company has furnished the information required by Item 12 under Item 9 herein.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA BANCSHARES, INC. By: /s/ Clyde A. McArthur —————————————— Name: Clyde A. McArthur Title: Chief Financial Officer

Dated:   July 18, 2003

EXHIBIT INDEX

Exhibit Number           Description

99.1     Earnings Press Release for the quarter ended June 30, 2003